Exhibit 99.1

E*TRADE Announces the Appointment of COO Mike Pizzi to CEO

Appointment follows the decision of former CEO Karl Roessner to leave the firm at the end of 2019

NEW YORK--(BUSINESS WIRE)--August 14, 2019--E*TRADE Financial Corporation (NASDAQ: ETFC) today announced that Chief Operating Officer Michael A. Pizzi will assume the Chief Executive Officer role after Karl Roessner advised the Company of his decision to leave, following 10 years of service. The appointment of Mr. Pizzi is effective immediately, while Mr. Roessner has agreed to serve in an advisory capacity through year end to assist with the transition. Mr. Pizzi has also been appointed to the Company’s and Bank’s Board of Directors.

“Karl steadfastly served our Company through some of its most turbulent times, guiding it into the thriving institution it is today, which is in no small part due to his positive influence and passion for E*TRADE,” said Rodger A. Lawson, Chairman of the Board of E*TRADE Financial. “Under Karl’s watch we have energized our business, improved the pace of growth, and delivered significant value to our shareholders. On a personal note, it has been a pleasure to have worked alongside Karl these past years. I am grateful for his service to our firm, and I wish him the very best.”

“We are tremendously fortunate that in Mike we have an executive with the experience, institutional knowledge, and leadership skills to assume the CEO role,” continued Mr. Lawson. “Mike has long been an outstanding executive and it is a testament to our disciplined planning that we are able to seamlessly elevate him to lead the Company. Mike is one of the finest minds in the business. With his track record of delivering operational excellence, his unwavering focus on value creation, and his truly collaborative nature—coupled with an exceptionally strong executive team—I look forward to all we will accomplish under his leadership.”

Mr. Pizzi has been with E*TRADE since 2003 and has served in several executive roles including the Company’s Chief Operating Officer, Chief Financial Officer, and Chief Risk Officer. Prior to these he served in a variety of leadership positions including the Corporate and bank Treasurer. He also previously held various positions in the portfolio management and derivatives functions at E*TRADE. Before joining E*TRADE, Mr. Pizzi worked in asset/liability management at both Lehman Brothers and First Maryland Bank, as well as in capital markets research for the Federal Reserve Board.

“Being CEO of E*TRADE has been without a doubt the most exhilarating chapter of my career,” said Mr. Roessner. “I am proud of the progress we have made and with a tremendous team of leaders driving us forward, we reclaimed our mantle as the undisputed home for active and derivative traders, put our brand squarely back on the map as the irreverent challenger, and reignited growth across our retail and institutional channels. With our fantastic team and Mike Pizzi at the helm, E*TRADE could not be in a better place to achieve its next leg of growth, which affords me the opportunity to hand over the baton. I wish Mike and the entire team the very best, and it has been an absolute pleasure to serve the colleagues, customers, and shareholders of E*TRADE.”

About E*TRADE Financial Corporation

E*TRADE Financial Corporation and its subsidiaries provide financial services including brokerage and related products and services to traders, investors, stock plan administrators and participants, and registered investment advisors (RIAs). Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are federal savings banks (Members FDIC). E*TRADE Securities LLC, E*TRADE Capital Management, LLC, E*TRADE Futures LLC, E*TRADE Bank, and E*TRADE Savings Bank are separate but affiliated companies. More information is available at www.etrade.com.

Important Notices

E*TRADE, E*TRADE Financial, E*TRADE Bank, E*TRADE Savings Bank, and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation. ETFC-G

© 2019 E*TRADE Financial Corporation. All rights reserved.

Contacts

E*TRADE Media Relations
646-521-4418
mediainq@etrade.com

E*TRADE Investor Relations
646-521-4406
ir@etrade.com